EXHIBIT 10.3

SECURITY AGREEMENT

THIS SECURITY AGREEMENT, dated as of September 21, 2004 (the “Agreement”), is made and given by VIE FINANCIAL GROUP, INC, a Delaware corporation (“Vie”), the “Grantor”), to PIPER JAFFRAY COMPANIES, a Minnesota corporation (the “Secured Party”).

RECITALS

A. On the date hereof, Vie and the Secured Party are entering into that certain LLC Membership Interest Purchase Agreement (the “Purchase Agreement”) pursuant to which Vie will sell all of its issued and outstanding membership interests in Vie Securities, LLC, a Delaware limited liability company and wholly-owned subsidiary of Vie (“Vie Securities”).

B. In connection with the transactions contemplated by the Purchase Agreement, Vie will or may become, or is now, indebted to the Secured Party under that certain promissory note in the amount of $1,000,000, dated September 21, 2004 (the “Note”), pursuant to which, among other things, all indebtedness under the Note will be forgiven upon consummation of the sale of Vie Securities to the Secured Party (“Consummation of the Transaction”).

B. The Secured Party has required the Grantor to execute this Agreement and the Grantor has agreed to do so.

C. The Grantor finds it advantageous, desirable and in its best interests to comply with the requirement that it execute and deliver this Agreement to the Secured Party.

NOW, THEREFORE, in consideration of the premises and in order to induce the Secured Party to extend credit accommodations to Vie, the Grantor hereby agrees with the Secured Party for the Secured Party’s benefit as follows:

Section 1. Defined Terms.

1(a) As used in this Agreement, the following terms shall have the meanings indicated:

“Collateral” shall mean all property and rights in property now owned or hereafter at any time acquired by the Grantor in or upon which a Security Interest is granted to the Secured Party by the Grantor under this Agreement.

“Event of Default” shall have the meaning given to such term in Section 21.

“Financing Statement” shall have the meaning given to such term in Section 4.

“General Intangibles” shall mean any personal property arising with respect to the Investment Property and the Toronto Stock Exchange Arbitration Claim, including things in action, contract rights, payment intangibles, software, corporate and other business records, inventions, designs, patents, patent applications, service marks, trademarks, tradenames, trade secrets, internet domain names, engineering drawings, good will, registrations, copyrights, licenses, franchises, customer lists, tax refund claims, royalties, licensing and product rights, rights to the retrieval from third parties of electronically processed and recorded data and all rights to payment resulting from an order of any court.

“Investment Property” shall mean a security, whether certificated or uncertificated, a security entitlement, a securities account and all financial assets therein, a commodity contract or a commodity account held by Vie, except for (i) any equity interest in Vie Securities, LLC; and (ii) any securities, whether certificated or uncertificated, a security entitlements, a securities accounts and all financial assets in Vie Securities, LLC.

“Lien” shall mean any security interest, mortgage, pledge, lien, charge, encumbrance, title retention agreement or analogous instrument or device (including the interest of the lessors under capitalized leases), in, of or on any assets or properties of the Person referred to.

“Note” shall have the meaning indicated in Recital A.

“Obligations” shall mean (a) all principal of, and interest on, the Note and any extension, renewal or replacement thereof, (b) all liabilities of the Grantor under this Agreement, and (c) in all of the foregoing cases whether due or to become due, and whether now existing or hereafter arising or incurred.

“Permitted Liens” shall mean (i) Liens for current taxes not yet due and payable or being contested in good faith in appropriate proceedings, (ii) Liens in respect of pledges or deposits under workers’ compensation laws.

“Person” shall mean any individual, corporation, partnership, limited partnership, limited liability company, joint venture, firm, association, trust, unincorporated organization, government or governmental agency or political subdivision or any other entity, whether acting in an individual, fiduciary or other capacity.

“Security Interest” shall have the meaning given such term in Section 2.

“Senior Creditors” shall mean (a) RGC International Investors, LDC, and (b) Optimark Innovations, Inc.

“Senior Creditors’ Security Interests” shall mean the Liens granted in favor of the Senior Creditors by the Grantor.

“Toronto Stock Exchange Arbitration Claim” shall mean that certain arbitration claim filed by Ashton Technology Canada, Inc. (“Ashton”), against the Toronto Stock Exchange on June 11, 2003, seeking damages of U.S. $30 million for breach of contract relating to the written agreement between Ashton and the Toronto Stock Exchange for the integration of Ashton’s eVWAP trade match software, equipment and communications facilities with the Toronto Stock Exchange’s continuous auction market for securities.

1(b) All other terms used in this Agreement which are not specifically defined herein shall have the meaning assigned to such terms in Article 9 of the Uniform Commercial Code as in effect in the State of Delaware.

1(c) Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular, the plural and “or” has the inclusive meaning represented by the phrase “and/or.” The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The words “hereof,” “herein,” “hereunder” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Sections are references to Sections in this Security Agreement unless otherwise provided.

Section 2. Grant of Security Interest. As security for the payment and performance of all of the Obligations, the Grantor hereby grants to the Secured Party a security interest (the “Security Interest”) in all of the Grantor’s right, title, and interest in and to the following, whether now or hereafter owned, existing, arising or acquired and wherever located:

2(a) All General Intangibles.

2(b) All Investment Property.

2(c) All proceeds received from Ashton and interests in the Toronto Stock Exchange Arbitration Claim.

2(d) To the extent not otherwise included in the foregoing, (i) the proceeds of all insurance on any of the foregoing; and (ii) all accessions and additions to, parts and appurtenances of, substitutions for and replacements of any of the foregoing.

Section 3. Secured Party Not Liable. Anything herein to the contrary notwithstanding, the Secured Party shall have no obligation or liability under General Intangibles, the Toronto Stock Exchange Arbitration Claim and other items included in the Collateral by reason of this Agreement, nor shall the Secured Party be obligated to perform any of the obligations or duties of the Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

Section 4. Title to Toronto Stock Exchange Arbitration Claim; Title to Collateral; Assets Available for Security Interest. The Grantor will not, and will cause Ashton not to, transfer its interest in the Toronto Stock Exchange Arbitration Claim except to the Grantor, nor permit any Lien against the Toronto Stock Exchange Arbitration Claim except in favor of the Secured Party or the Senior Creditors. The Grantor has title to 65% of the equity interests of Electronic Market Center, Inc., 93% of the equity interests of Universal Trading Technologies Corporation, and will have title to all other Collateral hereafter acquired or arising at the time it acquires rights in such other Collateral and, as long as the Security Interest may remain outstanding, will maintain title to each item of Collateral in which it has rights (including the proceeds and products thereof), free and clear of all Liens except the Security Interest, the Senior Creditors’ Security Interests and Permitted Liens. The Grantor warrants and represents that after Consummation of the Transaction (and excluding the proceeds thereof) the assets of Vie shall consist of (i) the Toronto Stock Exchange Arbitration Claim, (ii) equity interests in subsidiaries owned by Vie, (iii) an interest in the Kingsway-Ashton Asia Ltd joint venture, (iv) a $300,000 certificate of deposit collaterizing a letter of credit relating to obligations in connection with the lease of real property in Philadelphia, which lease has a current net obligation of approximately $600,000, (v) cash of $150,000 to be received from Vie Securities each month as allowed by the Purchase Agreement, and (v) other property and assets (other than prepaid expenses) having, an aggregate fair market value of less than $250,000. The Grantor will defend its Collateral against all claims or demands of all Persons (other than the Secured Party and the Senior Creditors) claiming the Collateral or any interest therein. As of the date of execution of this Security Agreement, no effective financing statement or other similar document used to perfect and preserve a security interest under the laws of the Commonwealth of Pennsylvania, the State of New York or the State of Delaware (a “Financing Statement”) covering all or any part of the Collateral is on file in any recording office, except such as may have been filed (a) in favor of the Secured Party relating to this Agreement, or (b) disclosed on Schedule 1 attached hereto.

Section 5. Disposition of Collateral. The Grantor will not sell, lease or otherwise dispose of, or discount or factor with or without recourse, any Collateral.

Section 6. [Intentionally omitted.]

Section 7. Names, Offices, Locations, Jurisdiction of Organization. The Grantor’s legal names (as set forth in its constituent documents filed with the appropriate governmental official or agency) are as set forth in the opening paragraph hereof. The jurisdiction of incorporation of the Grantor is the state of Delaware, and the organizational numbers of the Grantor is set forth on the signature page of this Agreement. The Grantor will not change its name or its corporate structure (including without limitation, its jurisdiction of organization) unless the Secured Party has been given at least 30 days prior written notice thereof and the Grantor has executed and delivered to the Secured Party such Financing Statements and other instruments required or appropriate to continue the perfection of the Security Interest.

Section 8. [Intentionally omitted.]

Section 9. [Intentionally omitted.]

Section 10. Further Assurances; Attorney-in-Fact.

10(a) The Grantor agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that the Secured Party may reasonably request, in order to perfect and protect the Security Interest granted or purported to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral (but any failure to request or assure that the Grantor execute and deliver such instrument or documents or to take such action shall not affect or impair the validity, sufficiency or enforceability of this Agreement and the Security Interest, regardless of whether any such item was or was not executed and delivered or action taken in a similar context or on a prior occasion).

10(b) The Grantor hereby authorizes the Secured Party to file one or more Financing Statements or continuation statements in respect thereof, and amendments thereto, relating to all or any part of the Collateral without the signature of the Grantor where permitted by law. The Grantor irrevocably waives any right to notice of any such filing.

10(c) The Grantor will furnish to the Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Secured Party may reasonably request, all in reasonable detail and in form and substance reasonably satisfactory to the Secured Party.

10(d) In furtherance, and not in limitation, of the other rights, powers and remedies granted to the Secured Party in this Agreement, the Grantor hereby appoints the Secured Party as the Grantor’s attorney-in-fact, with full authority in the place and stead of the Grantor and in the name of the Grantor or otherwise, from time to time in the Secured Party’s good faith discretion, to take any action (including the right to collect on any Collateral) and to execute any instrument that the Secured Party may reasonably believe is necessary or advisable to accomplish the purposes of this Agreement, in a manner consistent with the terms hereof.

The Secured Party’s right to take any actions described in this Section 10 is subject to the provisions of Section 30 hereof.

Section 11. Taxes and Claims. The Grantor will promptly pay or cause to be paid all taxes and other governmental charges levied or assessed upon or against any Collateral or upon or against the creation, perfection or continuance of the Security Interest, as well as all other claims of any kind (including claims for labor, material and supplies) against or with respect to the Collateral, except to the extent (a) such taxes, charges or claims are being contested in good faith by appropriate proceedings, (b) such proceedings do not involve any material danger of the sale, forfeiture or loss of any of the Collateral or any interest therein and (c) such taxes, charges or claims are adequately reserved against on the Grantor’s books in accordance with generally accepted accounting principles.

Section 12. Books and Records. The Grantor will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral.

Section 13. Inspection, Reports, Verifications. The Grantor will at all reasonable times permit the Secured Party or its representatives to examine or inspect any Collateral, any evidence of Collateral and the Grantor’s books and records concerning the Collateral, wherever located.

Section 14. Notice of Loss. The Grantor will promptly notify the Secured Party of any loss of or material damage to any material item of Collateral or of any substantial adverse change, known to the Grantor, in any material item of Collateral or the prospect of payment or performance thereof.

Section 15. [Intentionally omitted.]

Section 16. [Intentionally omitted.]

Section 17. [Intentionally omitted.]

Section 18. Action by the Secured Party. If the Grantor at any time fails to perform or observe any of the foregoing agreements, the Secured Party shall have (and the Grantor hereby grants to the Secured Party) (subject to the rights of the Senior Creditors) the right, power and authority (but not the duty) to perform or observe such agreement on behalf and in the name, place and stead of the Grantor (or, at the Secured Party’s option, in the Secured Party’s name) and to take any and all other actions which the Secured Party may reasonably deem necessary (subject to the rights of the Senior Creditors), to cure or correct such failure (including, without limitation, the payment of taxes, the satisfaction of Liens, the procurement and maintenance of insurance, the execution of assignments, security agreements and Financing Statements, and the indorsement of instruments); and the Grantor shall thereupon pay to the Secured Party on demand the amount of all monies expended and all costs and expenses (including reasonable attorneys’ fees and legal expenses) incurred by the Secured Party in connection with or as a result of the performance or observance of such agreements or the taking of such action by the Secured Party, together with interest thereon from the date expended or incurred at the highest lawful rate then applicable to any of the Obligations, and all such monies expended, costs and expenses and interest thereon shall be part of the Obligations secured by the Security Interest.

Section 19. [Intentionally omitted.]

Section 20. The Secured Party’s Duties. The powers conferred on the Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. The Secured Party shall be deemed to have exercised reasonable care in the safekeeping of any Collateral in its possession if such Collateral is accorded treatment substantially equal to the safekeeping which the Secured Party accords its own property of like kind. Except for the safekeeping of any Collateral in its possession and the accounting for monies and for other properties actually received by it hereunder, the Secured Party shall have no duty, as to any Collateral, as to ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Collateral, whether or not the Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any Persons or any other rights pertaining to any Collateral.

Section 21. Default. Each of the following occurrences shall constitute an Event of Default under this Agreement: (a) the failure of Vie to pay when due any of the Obligations; (b) the failure of the Grantor to perform any agreement contained herein; (c) any statement, representation or warranty of the Grantor made herein or at any time furnished to the Secured Party is untrue in any respect as of the date made; or (d) the occurrence and continuance of any “Event of Default” as such is defined under the Note.

Section 22. Remedies on Default. Upon the occurrence of an Event of Default and at any time thereafter:

22(a) The Secured Party may exercise and enforce any and all rights and remedies available upon default to a secured party under Article 9 of the Uniform Commercial Code as in effect in the State of Delaware.

22(b) Any disposition of Collateral may be in one or more parcels at public or private sale, at any of the Secured Party’s offices or elsewhere, for cash, on credit, or for future delivery, and upon such other terms as the Secured Party may reasonably believe are commercially reasonable. The Secured Party shall not be obligated to dispose of Collateral regardless of notice of sale having been given, and the Secured Party may adjourn any public or private sale from time to time by announcement made at the time and place fixed therefor, and such disposition may, without further notice, be made at the time and place to which it was so adjourned.

22(c) If notice to the Grantor of any intended disposition of Collateral or any other intended action is required by law in a particular instance, such notice shall be deemed commercially reasonable if given in the manner specified for the giving of notice in Section 28 at least ten calendar days prior to the date of intended disposition or other action, and the Secured Party may exercise or enforce any and all other rights or remedies available by law or agreement against the Collateral, against the Grantor, or against any other Person or property. The Secured Party (i) may disclaim warranties of title, possession, quiet enjoyment and the like, and (iv) may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and none of the foregoing actions shall be deemed to adversely affect the commercial reasonableness of the disposition of the Collateral.

The Secured Party’s right to proceeds from any exercise of remedies described in this Section 22 is subject to the provisions of Section 30 hereof.

Section 23. [Intentionally omitted.]

Section 24. [Intentionally omitted.]

Section 25. Application of Proceeds. Subject to the provisions of Section 30 hereof, all cash proceeds received by the Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Secured Party, be held by the Secured Party as collateral for, or then or at any time thereafter be applied in whole or in part by the Secured Party against, all or any part of the Obligations (including, without limitation, any expenses of the Secured Party payable pursuant to Section 26).

Section 26. Costs and Expenses. The Grantor will pay or reimburse the Secured Party on demand for all out-of-pocket expenses (including in each case all filing and recording fees and taxes and all reasonable fees and expenses of counsel and of any experts and agents) incurred by the Secured Party in connection with the protection, satisfaction, foreclosure or enforcement of the Security Interest and the continuance, amendment or enforcement of this Agreement, and all such costs and expenses shall be part of the Obligations secured by the Security Interest.

Section 27. Waivers; Remedies; Marshalling. This Agreement can be waived, modified, amended, terminated or discharged, and the Security Interest can be released, only explicitly in a writing signed by the Secured Party. A waiver so signed shall be effective only in the specific instance and for the specific purpose given. Mere delay or failure to act shall not preclude the exercise or enforcement of any rights and remedies available to the Secured Party. All rights and remedies of the Secured Party shall be cumulative and may be exercised singly in any order or sequence, or concurrently, at the Secured Party’s option, and the exercise or enforcement of any such right or remedy shall neither be a condition to nor bar the exercise or enforcement of any other. The Grantor hereby waives all requirements of law, if any, relating to the marshalling of assets which would be applicable in connection with the enforcement by the Secured Party of its remedies hereunder, absent this waiver.

Section 28. Notices. Any notice or other communication to any party in connection with this Agreement shall be in writing and shall be sent by manual delivery, facsimile transmission, overnight courier or United States mail (postage prepaid) addressed to such party at the address specified on the signature page hereof, or at such other address as such party shall have specified to the other party hereto in writing. All periods of notice shall be measured from the date of delivery thereof if manually delivered, from the date of sending thereof if sent by facsimile transmission, from the first business day after the date of sending if sent by overnight courier, or from four days after the date of mailing if mailed.

Section 29. Grantor’s Acknowledgments. The Grantor hereby acknowledges that (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement, (b) the Secured Party has no fiduciary relationship to the Grantor, and (c) no joint venture exists between the Grantor and the Secured Party.

Section 30. Secured Party’s Acknowledgement and Agreement. The Secured Party, by its acceptance of this Security Agreement, acknowledges and agrees that, notwithstanding any provision of this Agreement to the contrary, its security interest in the Collateral and any right to the proceeds of the Collateral are subordinate and subject to the Senior Creditors’ Security Interests.

Section 31. Continuing Security Interest. This Agreement shall (a) create a continuing security interest in the Collateral and shall remain in full force and effect until Consummation of the Transaction or payment in full of the Obligations and the expiration of the obligations, if any, of the Secured Party to extend credit accommodations to Vie, (b) be binding upon the Grantor, its successors and assigns, and (c) inure to the benefit of, and be enforceable by, the Secured Party and its successors, transferees, and assigns.

Section 32. Termination of Security Interest. Upon Consummation of the Transaction or payment in full of the Obligations and the expiration of any obligation of the Secured Party to extend credit accommodations to Vie, the Security Interest granted hereby shall terminate. Upon any such termination, the Secured Party will return to the Grantor such of the Collateral then in the possession of the Secured Party as shall not have been sold or otherwise applied pursuant to the terms hereof and execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination. Any reversion or return of Collateral upon termination of this Agreement and any instruments of transfer or termination shall be at the expense of the Grantor and shall be without warranty by, or recourse on, the Secured Party. As used in this Section, “Grantor” includes any assigns of the Grantor, any Person holding a subordinate security interest in any of the Collateral or whoever else may be lawfully entitled to any part of the Collateral.

Section 33. Governing Law and Construction. THE VALIDITY, CONSTRUCTION AND ENFORCEABILITY OF THIS AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THEREOF, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE MANDATORILY GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF DELAWARE. Whenever possible, each provision of this Agreement and any other statement, instrument or transaction contemplated hereby or relating hereto shall be interpreted in such manner as to be effective and valid under such applicable law, but, if any provision of this Agreement or any other statement, instrument or transaction contemplated hereby or relating hereto shall be held to be prohibited or invalid under such applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement or any other statement, instrument or transaction contemplated hereby or relating hereto.

Section 34. Consent to Jurisdiction. AT THE OPTION OF THE SECURED PARTY, THIS AGREEMENT MAY BE ENFORCED IN ANY FEDERAL COURT OR NEW YORK STATE COURT SITTING IN MANHATTAN, NEW YORK; AND THE GRANTOR CONSENTS TO THE JURISDICTION AND VENUE OF ANY SUCH COURT AND WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT. IN THE EVENT THE GRANTOR COMMENCES ANY ACTION IN ANOTHER JURISDICTION OR VENUE UNDER ANY TORT OR CONTRACT THEORY ARISING DIRECTLY OR INDIRECTLY FROM THE RELATIONSHIP CREATED BY THIS AGREEMENT, THE SECURED PARTY AT ITS OPTION SHALL BE ENTITLED TO HAVE THE CASE TRANSFERRED TO ONE OF THE JURISDICTIONS AND VENUES ABOVE-DESCRIBED, OR IF SUCH TRANSFER CANNOT BE ACCOMPLISHED UNDER APPLICABLE LAW, TO HAVE SUCH CASE DISMISSED WITHOUT PREJUDICE.

Section 35. Waiver of Notice and Hearing. THE GRANTOR HEREBY WAIVES ALL RIGHTS TO A JUDICIAL HEARING OF ANY KIND PRIOR TO THE EXERCISE BY THE SECURED PARTY OF ITS RIGHTS TO POSSESSION OF THE COLLATERAL WITHOUT JUDICIAL PROCESS OR OF ITS RIGHTS TO REPLEVY, ATTACH, OR LEVY UPON THE COLLATERAL WITHOUT PRIOR NOTICE OR HEARING. THE GRANTOR ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY COUNSEL OF ITS CHOICE WITH RESPECT TO THIS PROVISION AND THIS AGREEMENT.

Section 36. Waiver of Jury Trial. THE GRANTOR AND THE SECURED PARTY, BY ITS ACCEPTANCE OF THIS AGREEMENT, IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 37. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

Section 38. General. All representations and warranties contained in this Agreement or in any other agreement between the Grantors and the Secured Party shall terminate upon the full payment of the Obligations or Consummation of the Transaction. Each Grantor waives notice of the acceptance of this Agreement by the Secured Party. Captions in this Agreement are for reference and convenience only and shall not affect the interpretation or meaning of any provision of this Agreement.

[The next page is the signature page]

IN WITNESS WHEREOF, the Grantor has caused this Security Agreement to be duly executed and delivered by its manager thereunto duly authorized as of the date first above written.

VIE FINANCIAL GROUP, INC.

By:	/s/ Dean Stamos
Name:	Dean Stamos
Title:	Chief Executive Officer

Address for Grantor:

1114 Avenue of the Americas

New York, New York 10036

Fax (212) 575-8223

Grantor’s Organizational Number # 2376360

Acknowledged and Accepted:

PIPER JAFFRAY COMPANIES

By:	/s/ Thomas P. Schnettler
Name:	Thomas P. Schnettler
Title:	Managing Director and Head of Equities and Investment Banking

Address for the Secured Party:

800 Nicollet Mall

J1012057

Minneapolis, MN 55402-7020

Fax (612) 303-1410

Signature Page to Security Agreement

Schedule 1: Prior Financing Statements

Debtor	Jurisdiction	Filing Date	File No.	Secured Party	Collateral/Comments
The Ashton Technology Group, Inc. Universal Trading Technologies Corporation	Delaware Secretary of State	7/17/01	10678727	RGC International Investors, LDC	Intellectual Property

Vie Financial Group	Delaware Secretary of State	4/10/02	20894851	RGC International Investors, LDC	All assets NOTE: Original Debtor listed as The Ashton Technology Group, Inc. Amendment: f 10/18/02 #22629081 – amends Debtor name to Vie Financial Group, Inc.

The Ashton Technology Group, Inc. Universal Trading Technologies Corporation	Delaware Secretary of State	5/10/02	21178932	Optimark Innovations, Inc.	All assets and subsidiaries